                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): July 16, 1998


                   Burlington Northern Santa Fe Corporation
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)


        1-11535                                                  41-1804964
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)

               2650 Lou Menk Drive, Fort Worth, Texas 76131-2830
              (Address of Principal Executive Offices) (Zip Code)


                                (817) 352-6454
             (Registrant's Telephone Number, Including Area Code)


                               (Not Applicable)
         (Former Name or Former Address, If Changed Since Last Report)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

     On July 16, 1998, the Board of Directors of Burlington Northern Santa Fe Corporation (the "Company") approved a three-for-one split of the Company's common stock, par value $.01 per share ("Common Stock"), effected in the form of a stock dividend of two additional shares of Common Stock payable September 1, 1998, for each share of Common Stock outstanding or held in the Company's treasury as of the close of business on August 17, 1998. Unless requested, the additional shares will not be issued in certificate form, but will be credited to the accounts of stockholders as uncertificated book-entry shares. On July 16, 1998, the Board also increased by 20 percent the amount of its regular quarterly dividend. A dividend of $.12 per share will be paid on October 1, 1998, with respect to the post-split stock to stockholders of record as of the close of business on September 14, 1998. The Company's July 16, 1998, press release is attached as Exhibit 99.1 and is hereby incorporated by reference.

     The Company announced its second quarter 1998 earnings in a July 21, 1998, press release, which press release is attached as Exhibit 99.2 and is hereby incorporated by reference.

     Attached as Exhibit 12.1 is a statement regarding computation of ratio of earnings to fixed charges (as of June 30, 1998).

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

          See Exhibit Index included herewith.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BURLINGTON NORTHERN SANTA FE CORPORATION
                                             (Registrant)




Date: July 16, 1998                     By: /s/ Thomas N. Hund
                                            ------------------------------------

                                                 (Signature)
                                                 Thomas N. Hund
                                                 Vice President and Controller

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number         Description of Exhibit
------         ----------------------
12.1           Computation of ratio of earnings to fixed charges (as of June 30,
               1998)

99.1           Burlington Northern Santa Fe Corporation press release dated July
               16, 1998

99.2           Burlington Northern Santa Fe Corporation press release dated July
               21, 1998